                                                                         ANNEX A

                                TRUST AGREEMENT

                                      OF

                                 RIGGS CAPITAL


          This TRUST AGREEMENT, dated as of November 15, 1996, between Riggs National Corporation, a Delaware corporation, as "Depositor" and Linda A. Madrid and Timothy C. Coughlin as "Administrative Trustees" and The Bank of New York (Delaware) as "Delaware Trustee" (the Delaware Trustee and the Administrative Trustees together, the "Trustees"). The Depositor and the Trustee hereby agree as follows:

          1. The trust created hereby shall be known as Riggs Capital, in which name the Trustee, or the Depositor to the extent provided herein, may engage in the transactions contemplated hereby, make and execute contracts, and sue and be sued.

          2. The Depositor hereby assigns, transfers, conveys and sets over to the Trustee the sum of $10. The Administrative Trustees hereby acknowledge receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. (S) 3801 et seq. (the
                                                ---  -           -- ---
"Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

          3. The Depositor and the Trustees shall enter into an amended and restated Trust Agreement, satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities of the Trust. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustee (or Trustees, as may be applicable) shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

               4. The Depositor and the Administrative Trustees hereby authorize the Depositor, as the sponsor of the Trust and at its sole discretion, (i) to take such actions as each may deem necessary or
                  -
     appropriate to make the Preferred Securities eligible to be offered pursuant to Rule 144A under the Securities Act of 1933, as amended; (ii) to
                                                                          --
     file with The Depository Trust Company or with any other exchange or trading facility located in the United States of America or abroad (each, an "Exchange") and execute on behalf of the Trust a registration or listing application or applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be registered or listed on any Exchange or trading facility; (iii) to file and execute on behalf of
                                        ---
     the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as the Depositor, on behalf of the Trust, may deem necessary or desirable; (iv) to execute on behalf of the Trust such Purchase Agreements
                 --
     with one or more underwriters relating to the offering of the Preferred Securities as the Depositor, on behalf of the Trust, may deem necessary or desirable; and (v) to take or cause to be taken any and all acts that the
                     -
     Depositor, in its sole discretion, may deem necessary or advisable to carry out the purpose of the Trust. In the event that any filing referred to in clauses (ii) and (iii) above is required, by the rules and regulations of any trading facility or Exchange, state securities or Blue Sky laws, or any applicable federal or state laws or regulations, to be executed on behalf of the Trust by a Trustee, any administrative Trustee is hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing.

               5. This Trust Agreement may be executed in one or more counterparts.


               6. The number of Trustees initially shall be three (3) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Business Trust Act, the Delaware Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time. The Trustee may resign upon thirty days' prior notice to the Depository provided, however, such notice shall not be required if it is waived by the
     --------  -------
     Depositor.

          7. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

                    [Remainder of Page Intentionally Blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

                                           RIGGS NATIONAL
                                                CORPORATION,
                                           as Depositor

                                           By: __________________________
                                               Name:
                                               Title:

                                           THE BANK OF NEW YORK
                                               (DELAWARE)
                                           as Delaware Trustee

                                           By: __________________________
                                               Name:
                                               Title:


                                           /s/ Linda A. Madrid
                                           ------------------------------
                                           Linda A. Madrid,
                                               as Administrative
                                                    Trustee


                                           /s/ Timothy C. Coughlin
                                           ------------------------------
                                           Timothy C. Coughlin,
                                               as Administrative
                                                    Trustee

          IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

                                           RIGGS NATIONAL
                                                CORPORATION,
                                           as Depositor

                                           By: _____________________________
                                               Name:
                                               Title:

                                           THE BANK OF NEW YORK
                                               (DELAWARE)
                                           as Delaware Trustee

                                           By:  /s/ Melissa J. Beneduce
                                               ----------------------------
                                               Name:  Melissa J. Beneduce
                                               Title: Assitance Vice President


                                           _____________________________
                                           Linda A. Madrid,
                                               as Administrative
                                                    Trustee


                                           _____________________________
                                           Timothy C. Coughlin,
                                               as Administrative
                                                    Trustee

                                      -4-